EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the “Amendment”), dated as of October 30, 2020 (the “Second Amendment Effective Date”), is among HARMONIC INC. and HARMONIC INTERNATIONAL GmbH, as Borrowers, the other Loan Parties party hereto, and JPMORGAN CHASE BANK, N.A., as Lender.
RECITALS:

Borrowers and Lender have entered into that certain Credit Agreement dated as of December 19, 2019 (as amended by the First Amendment to Credit Agreement, dated as of May 28, 2020, as further amended by the Limited Consent to Credit Agreement, dated as of June 25, 2020, and as the same may hereafter be amended or otherwise modified, the “Agreement”). Borrowers and Lender now desire to amend the Agreement to, among other things, extend the Revolving Credit Maturity Date to October 30, 2022 as herein set forth.
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the Second Amendment Effective Date unless otherwise indicated:
ARTICLE 1.

Definitions
Section 1.1.    Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.
ARTICLE 2.

Amendment
Section 2.1.    Section 1.01.
(a)    Section 1.01 of the Agreement is, effective as of the Second Amendment Effective Date, hereby amended to add the following definition in its proper alphabetical order:
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:
(1) a public statement or publication of information by or on behalf of the administrator of the LIBO Screen Rate announcing that such administrator has ceased or will cease to provide the LIBO Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate;
(2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Screen Rate, a

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resolution authority with jurisdiction over the administrator for the LIBO Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Screen Rate, which states that the administrator of the LIBO Screen Rate has ceased or will cease to provide the LIBO Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate; or
(b)    (3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate announcing that the LIBO Screen Rate is no longer representative.
(c)    The following definitions in Section 1.01 of the Agreement are, effective as of the Second Amendment Effective Date, hereby amended and restated in their respective entirety to read as follows:
“Applicable Rate” means, for any day, (a) with respect to any CBFR Loan, 2.00% annum, (b) with respect to any Eurodollar Loan, 3.00% per annum, and (c) with respect to the commitment fees payable under Section 2.10(a), (i) if the Revolving Commitment minus the Revolving Exposure (the "Undrawn Amount") is greater than $12,500,000, 0.50% per annum and (ii) if the Undrawn Amount is less than or equal to $12,500,000, 0.30% per annum.
“Collateral Documents” means, collectively, the Security Agreement, the Swiss Collateral Documents, any confirmation agreements and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, collateral assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether theretofore, now or hereafter executed by any Loan Party and delivered to the Lender.
“Disclosure Letter” means the (a) disclosure letter, dated as of the Effective Date, delivered by the Borrowers to Lender and (b) any supplemental disclosure letter delivered by the Borrowers to Lender, which supplement shall be acceptable to Lender in its sole discretion.
“Revolving Credit Maturity Date” means October 30, 2022 (if the same is a Business Day, or if not then the immediately next succeeding Business Day), or any earlier date on which the Revolving Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.
Section 2.2.    Section 1.05. Section 1.05 of the Agreement is amended and restated in its entirety to read as follows:
SECTION 1.05    Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate (“LIBOR”). LIBOR is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after

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the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting LIBOR. As a result, it is possible that commencing in 2022, LIBOR may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. In the event a Benchmark Transition Event occurs, Section 2.12(c) of this Agreement provides a mechanism for determining an alternative rate of interest. The Lender will notify the Borrower Representative, pursuant to Section 2.12(c), in advance of any change to the reference rate upon which the interest rate of Eurodollar Loans is based. However, the Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of “LIBO Rate” or with respect to any alternative, successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of the LIBO Rate or have the same volume or liquidity as did LIBOR prior to its discontinuance or unavailability.
Section 2.3.    Section 2.10. Section 2.10(c) of the Agreement is hereby amended and restated in its entirety to read as follows:
(c)    The Borrowers agree to pay to the Lender an annual facility fee in an amount equal to $62,500, payable on the Second Amendment Effective Date and on the Interest Payment Date closest to the first anniversary thereof.
Section 2.4.    Section 2.12. Section 2.12 of the Agreement is hereby amended and restated in its entirety to read as follows:
SECTION 2.12    Alternate Rate of Interest; Illegality
(a)    If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i) the Lender determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, by means of an Interpolated Rate or because the LIBO Screen Rate is not available or published on a current basis) for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii) the Lender determines the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to the Lender of making or maintaining its Loans (or Loan) included in such Borrowing for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time;

then the Lender shall give notice thereof to the Borrower Representative by telephone, fax or through an Electronic System as provided in Section 8.01 as promptly as practicable

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thereafter and, until the Lender notifies the Borrower Representative that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted into a CBFR Borrowing on the last day of the then current Interest Period applicable thereto, and (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a CBFR Borrowing.

(b) If the Lender determines that any Requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for the Lender or its applicable lending office to make, maintain, fund or continue any Eurodollar Borrowing, or any Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by the Lender to the Borrower Representative, any obligations of the Lender to make, maintain, fund or continue Eurodollar Loans or to convert CBFR Borrowings to Eurodollar Borrowings will be suspended until the Lender notifies the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers will upon demand from the Lender, either prepay or convert all Eurodollar Borrowings of the Lender to CBFR Borrowings, either on the last day of the Interest Period therefor, if the Lender may lawfully continue to maintain such Eurodollar Borrowings to such day, or immediately, if the Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrowers will also pay accrued interest on the amount so prepaid or converted.

(c) If a Benchmark Transition Event occurs, then the Lender may, by notice to Borrower Representative, select an alternate rate of interest for the LIBO Rate that gives due consideration to the then-evolving or prevailing market convention for determining a rate of interest for loans in US Dollars at such time (the "Alternate Rate"); each Borrower acknowledges that the Alternate Rate may include a mathematical adjustment using any then-evolving or prevailing market convention or method for determining a spread adjustment for the replacement of the LIBO Rate. For avoidance of doubt, all references to the LIBO Rate shall be deemed to be references to the Alternate Rate when the Alternate Rate becomes effective in accordance with this section. In addition, the Lender will have the right, from time to time by notice to Borrower Representative to make technical, administrative or operational changes (including, without limitation, changes to the definition of "CB Floating Rate", the definition of "Interest Period", timing and frequency of determining rates and making payments of interest and other administrative matters) that the Lender decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of the Alternate Rate. The Alternate Rate, together with all such technical, administrative and operational changes as specified in any notice, shall become effective at the later of (i) the fifth Business Day after the Lender has provided notice to the Borrower Representative (the "Notice Date") and (ii) a date specified by the Lender in the notice, without any further action or consent of the Borrowers, so long as Lender has not received, by 5:00pm Eastern time on the Notice Date, written notice of objection to the Alternate Rate from the Borrower Representative. Any determination, decision, or election that may be made by the Lender pursuant to this section, including any determination with respect to a rate or adjustment or the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent

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from the Borrowers. Until an Alternate Rate shall be determined in accordance with this section, the interest rate shall be equal to the sum of (a) the greater of (x) Prime Rate and (y) 2.50%, plus (b) the Applicable Rate for CBFR Loans specified within such Applicable Rate definition. In no event shall the Alternate Rate be less than zero.
Section 2.5.    Section 3.05. The first sentence of Section 3.05(a) and the last sentence of Section 3.05(b) of the Agreement are hereby amended to delete the phrase “the date of this Agreement” and add a “the Second Amendment Effective Date” in lieu thereof.
Section 2.6.    Section 3.16. The first sentence of Section 3.16 of the Agreement is hereby amended to delete the phrase “as of the Effective Date” and add a “as of the Second Amendment Effective Date” in lieu thereof.
ARTICLE 3.

Conditions Precedent
Section 3.1.    Conditions. The effectiveness of Article 2 of this Amendment is subject to the satisfaction of the following conditions precedent:
(a)    The Lender (or its counsel, Winstead PC) shall have received (i) from each party hereto either (A) a counterpart of this Amendment signed on behalf of such party or (B) written evidence satisfactory to the Lender (which may include fax or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment and (ii) duly executed copies of the Loan Documents to be entered into as of the Second Amendment Effective Date, including, but not limited to, a confirmation of the Collateral Documents, and such other certificates, documents, instruments and agreements as the Lender shall reasonably request in connection with the transactions contemplated by this Amendment, the Agreement and the other Loan Documents, including a written opinion of the Loan Parties’ counsel addressed to the Lender, all in form and substance satisfactory to the Lender;
(b)    The Lender shall have received, for each Loan Party that is or is to be a party to any Loan Document as of the Second Amendment Effective Date, (i) a certificate of such Loan Party, dated the Second Amendment Effective Date and executed by its secretary or assistant secretary or director, as applicable, or, in the case of the Swiss Borrower, by a managing officer with individual signature authority, which shall (A) certify the resolutions of its board of directors, managing officers, quotaholders, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers or directors of such Loan Party authorized to sign the Loan Documents to which it is a party and, in the case of a Borrower, its Financial Officers, and (C) contain appropriate attachments, including the charter, articles or certificate of organization or incorporation of such Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its bylaws or operating, management or partnership agreement, or other organizational or governing documents, and (ii) a good standing certificate for such Loan Party from its jurisdiction of organization (to the extent available);
(c)    The Lender shall have received a certificate, signed by a Financial Officer of each Borrower, dated as of the Second Amendment Effective Date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in the Loan Documents are true and correct in all material respects as of such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to

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any materiality qualifier shall be required to be true and correct in all respects), and (iii) certifying as to any other factual matters as may be reasonably requested by the Lender;
(d)    The Lender shall have received, with respect to each Loan Party, the results of a recent lien search in the jurisdiction of organization of such Loan Party (it being understood that no such searches will have to be run in Switzerland), and such search shall reveal no Liens on any of the assets of such Loan Party except for liens permitted by Section 6.02;
(e)    The Lender shall have received a solvency certificate signed by a Financial Officer of the Company dated the Second Amendment Effective Date in form and substance reasonably satisfactory to the Lender;
(f)    The Lender shall have received, (i) all documentation and other information regarding the Borrowers requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, (ii) a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party, and (iii) to the extent the Borrowers qualify as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrowers;
(g)    The Lender shall have received all fees required to be paid, and all expenses required to be reimbursed for which invoices have been presented at least two Business Days in advance of the Second Amendment Effective Date (including the reasonable fees and expenses of legal counsel), on or before the Second Amendment Effective Date;
(h)    The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects); and
(i)    No Default shall have occurred and be continuing; and
(j)    No event shall have occurred and no condition shall exist which has or could be reasonably expected to have a Material Adverse Effect.
ARTICLE 4.

Ratifications, Representations and Warranties
Section 4.1.    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each Borrower and Lender agree that the Agreement as amended hereby and the other Loan Documents shall continue to be a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. For all matters arising prior to the effective date of this Amendment (including, without limitation, the accrual

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and payment of interest and fees and compliance with financial covenants), the terms of the Agreement (as unmodified by this Amendment) shall control and are hereby ratified and confirmed.
Section 4.2.    Representations and Warranties. Each Loan Party represents and warrants to the Lender that (and where applicable, agrees) as follows: (a) both before and after giving effect to this Amendment, no Default shall have occurred and be continuing; (b) both before and after giving effect to this Amendment, the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects with the same effect as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects); (c) the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of such Loan Party and does not and will not: (1) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (2) violate any material Requirement of Law applicable to any Loan Party or any Subsidiary, (3) violate or result in a default under any material indenture, agreement or other instrument binding upon any Loan Party or any Subsidiary or the assets of any Loan Party or any Subsidiary, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary, and (4) result in the creation or imposition of, or other requirement to create, any Lien on any asset of any Loan Party or any Subsidiary, except Liens created pursuant to the Loan Documents; and (d)  this Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
ARTICLE 5.

Miscellaneous
Section 5.1.    Survival of Representations and Warranties. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Amendment, the Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Commitment has not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and Section 8.03 of the Agreement shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby or thereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitment or the termination of the Agreement or any other Loan Document or any provision hereof or thereof.
Section 5.2.    Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so

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that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.
Section 5.3.    Loan Document. This Amendment is a Loan Document and is subject to the terms of the Agreement.
Section 5.4.    Expenses of Lender. As provided in the Agreement, jointly and severally, shall pay all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates, including the reasonable fees, charges and disbursements of outside counsel for the Lender, in connection with the preparation and administration of this Amendment.
Section 5.5.    Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 5.6.    Applicable Law. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
Section 5.7.    Successors and Assigns. This Amendment is binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Lender that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) Lender may not assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 8.04 of the Agreement. Any assignment or other transfer made in violation of this Section shall be void.
Section 5.8.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by fax, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment, the Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 5.9.    Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by any Borrower or any Loan Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

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Section 5.10.    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
Section 5.11.    ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Signatures on following pages]

Executed as of the date first written above.
HARMONIC INC.
By:         /s/ Sanjay Kalra
Name:    Sanjay Kalra
Title:    Chief Financial Officer
HARMONIC INTERNATIONAL GmbH
By:        /s/ Sanjay Kalra
Name:     Sanjay Kalra
Title: Managing Officer

JPMORGAN CHASE BANK, N.A.
By:        /s/ Eleftherios Karsos
Name:    Eleftherios Karsos
Title:    Authorized Signatory

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